AMENDMENT TO EXHIBIT A
                                     OF THE
                                AGENCY AGREEMENT


                     PORTFOLIOS OF PBHG FUNDS (the "Trust")

         This Exhibit A to the Agency Agreement (the "Agreement") dated January 1, 1998, as amended, by and between DST Systems, Inc. and the Trust, is amended as of the 29th day of October, 2001 to add the PBHG Clipper Focus Fund, PBHG Disciplined Equity Fund, PBHG IRA Capital Preservation Fund, PBHG New Perspective Fund and PBHG REIT Fund to the Agreement. The Funds of the Trust that will receive services pursuant to this Agreement are:


                                                  TYPE OF          OPEN/     STATE OF         TAXPAYER I.D.
FUND NAME                                         ORGANIZATION     CLOSED    ORGANIZATION     NO.

PBHG Growth Fund                                  Business Trust   Open      Delaware         76-0163417

PBHG Emerging Growth Fund                         Business Trust   Open      Delaware         23-2765951

PBHG Large Cap Growth Fund                        Business Trust   Open      Delaware         23-2798372

PBHG Select Equity Fund                           Business Trust   Open      Delaware         23-2798367

PBHG Core Growth Fund                             Business Trust   Open      Delaware         23-2829101

PBHG Limited Fund                                 Business Trust   Open      Delaware         23-2846976

PBHG Large Cap 20 Fund                            Business Trust   Open      Delaware         23-2860860

PBHG New Opportunities Fund                       Business Trust   Open      Delaware         23-2988593

PBHG Large Cap Value Fund                         Business Trust   Open      Delaware         23-2862589

PBHG Mid-Cap Value Fund                           Business Trust   Open      Delaware         23-2862587

PBHG Small Cap Value Fund                         Business Trust   Open      Delaware         23-2882099

PBHG Focused Value Fund                           Business Trust   Open      Delaware         23-2988594

PBHG Cash Reserves Fund                           Business Trust   Open      Delaware         23-2798368

PBHG Technology & Communications Fund             Business Trust   Open      Delaware         23-2815873

PBHG Strategic Small Company Fund                 Business Trust   Open      Delaware         23-2862590

PBHG Global Technology & Communications Fund      Business Trust   Open      Delaware         23-3040811




                                                  TYPE OF          OPEN/     STATE OF         TAXPAYER I.D.
FUND NAME                                         ORGANIZATION     CLOSED    ORGANIZATION     NO.

PBHG Clipper Focus Fund                           Business Trust   Open      Delaware         23-3101392

PBHG Disciplined Equity Fund                      Business Trust   Open      Delaware         23-3101388

PBHG IRA Capital Preservation Fund                Business Trust   Open      Delaware         23-3101389

PBHG New Perspective Fund                         Business Trust   Open      Delaware         23-3101390

PBHG REIT Fund                                    Business Trust   Open      Delaware         23-3101391








PBHG FUNDS                                   DST SYSTEMS, INC.


         /s/Lee T. Cummings                       /s/Jonathan Boehm
         Lee T. Cummings                          Jonathan Boehm
By:______________________________            By:_____________________________

Title: Chief Financial Officer               Title: Vice President